EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

GlobalNet Financial.com, Inc.
Boca Raton, Florida

         We consent to incorporation by reference in Form S-8 and Form S-3 ("Reoffer Prospectus") of GlobalNet Financial.com, Inc. of our report dated March 17, 2000 on our audit of the financial statements of GlobalNet Financial.com, Inc. as of December 31, 1999, and for each of the years in the two-year period ended December 31, 1999, included in the December 31, 1999 annual report on Form 10-KSB of GlobalNet Financial.com, Inc. and to reference to us under the caption "Experts".


Richard A. Eisner & Company, LLP

New York, New York
June 22, 2000